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                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                               SIARA SYSTEMS, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                              REDBACK NETWORKS INC.
                            (A DELAWARE CORPORATION)


UNDER SECTION 251 OF THE DELAWARE GENERAL CORPORATION LAW

     1.   The undersigned corporation hereby certifies that:

     FIRST: The constituent corporations of the merger are SIARA SYSTEMS, INC., a Delaware corporation, and REDBACK NETWORKS INC., a Delaware corporation.

     SECOND: A Merger Agreement and Plan of Reorganization between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation of the merger is REDBACK NETWORKS INC.

     FOURTH: Certificate of Incorporation of the Surviving Corporation shall be it's Certificate of Incorporation.

     FIFTH: The executed Merger Agreement and Plan of Reorganization is on file at the surviving corporation's office. The address of said office is 1389 Moffett Park Drive, Sunnyvale, California 94089.

     SIXTH: A copy of the Merger Agreement and Plan of Reorganization will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

     2.   This Certificate of Merger shall be effective on March 8, 2000.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on March 8, 2000.


                                        REDBACK NETWORKS INC.
                                        a Delaware corporation


                                        By: /s/ Dennis Barsema
                                           -------------------------------------

                                        Name: Dennis Barsema
                                             -----------------------------------

                                        Its: Chief Executive Officer
                                            ------------------------------------